Exhibit 99.1

Manhattan Pharmaceuticals Names Mary C. Spellman,
M.D. as Head of Dermatology and Drug Development

Alan Harris Departs to Pursue Other Business Opportunities

NEW YORK, NY DEC 27, 2007 - Manhattan Pharmaceuticals, Inc. (AMEX: MHA) today announced the appointment of Mary C. Spellman, M.D. as its consultant Head of Dermatology and Drug Development. Dr. Spellman will oversee all aspects of clinical operations related to the development of Manhattan Pharmaceuticals’ product pipeline.

“We are delighted to have Dr. Spellman join our team at this pivotal time in the organization,” stated Douglas Abel, president and chief executive officer. “We are particularly delighted by her comprehensive expertise in clinical dermatology and immunology research and regulatory affairs, as well as her first-hand dermatology practice experience. As we advance our dermatology and immunology focused pipeline, this highly relevant expertise adds significant value to the organization and makes her well-suited to provide clinical insight and strategic direction as part of our senior management team.”

Prior to joining Manhattan Pharmaceuticals, Dr. Spellman served as Chief Medical Officer and Senior Vice President, Development for Revance Therapeutics, Inc. where she was responsible for clinical and nonclinical research and development for novel, topical, aesthetic and medical, dermatologic therapeutics. Prior to Revance, she was Senior Director, Medical Research, Immunology at Biogen Idec, Inc. where she led all phases of global immunology clinical trials in indications including psoriasis, asthma, allergic rhinitis, and Crohn’s disease among others. Dr. Spellman also held clinical dermatology positions at Connetics Corporation and Novartis Pharmaceuticals Corporation, and was a practicing medical dermatologist for over seven years. She earned her medical degree from the Medical College of Wisconsin and a Bachelor of Science degree from Loyola University of Chicago. Dr. Spellman is joining the company as an independent contractor and will continue to have other clients at this time.

Dr. Spellman replaces Alan G. Harris, M.D., Ph.D. who is leaving the company to pursue other business opportunities in the endocrinology field.

“Dr. Harris has made a number of key contributions to Manhattan Pharmaceuticals including providing valuable assistance in growing and advancing our product pipeline. We thank him for his efforts and wish him great success in his future endeavors,” added Douglas Abel.

About Manhattan Pharmaceuticals, Inc.

Manhattan Pharmaceuticals, Inc. is a pharmaceutical company that acquires and develops novel, high-value drug candidates primarily for the treatment of dermatologic and immune disorders. With a pipeline consisting of four clinical stage product candidates, Manhattan Pharmaceuticals is developing potential therapeutics for large, underserved patient populations seeking superior treatments for conditions including psoriasis, atopic dermatitis (eczema), head lice, and mastocytosis. ( http://www.manhattanpharma.com)

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.’s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that Manhattan Pharmaceuticals, Inc. will be able to effect a reverse stock split or otherwise meet the conditions of the Company’s plan to regain compliance with AMEX’s continued listing standards in a timely manner, or at all. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2006. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information
Michelle Y. Carroll
Corporate Communications
Manhattan Pharmaceuticals, Inc.
(212) 582-3950